                                                                     EXHIBIT 4.2


--------------------------------------------------------------------------------

                           GRANT PRIDECO ESCROW CORP.


                     (TO BE ASSUMED BY GRANT PRIDECO, INC.)


                                    INDENTURE


                                   RELATING TO


                            9% SENIOR NOTES DUE 2009


                          DATED AS OF DECEMBER 4, 2002


                             WELLS FARGO BANK, N.A.


                                     TRUSTEE


                            9% SENIOR NOTES DUE 2009


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                            PAGE
                                                                                                            ----
                                                    ARTICLE 1.

                                    DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.       Definitions...............................................................................1
Section 1.02.       Other Definitions........................................................................20
Section 1.03.       Incorporation by Reference of Trust Indenture Act........................................21
Section 1.04.       Rules of Construction....................................................................21

                                                    ARTICLE 2.

                                                     THE NOTES

Section 2.01.       Form and Dating..........................................................................22
Section 2.02.       Execution and Authentication.............................................................23
Section 2.03.       Registrar and Paying Agent...............................................................24
Section 2.04.       Paying Agent to Hold Money in Trust......................................................24
Section 2.05.       Holder Lists.............................................................................24
Section 2.06.       Transfer and Exchange....................................................................25
Section 2.07.       Replacement Notes........................................................................39
Section 2.08.       Outstanding Notes........................................................................39
Section 2.09.       Treasury Notes...........................................................................40
Section 2.10.       Temporary Notes..........................................................................40
Section 2.11.       Cancellation.............................................................................40
Section 2.12.       Defaulted Interest.......................................................................41
Section 2.13.       CUSIP Numbers............................................................................41

                                                    ARTICLE 3.

                                             REDEMPTION AND PREPAYMENT

Section 3.01.       Notices to Trustee.......................................................................41
Section 3.02.       Selection of Notes to Be Redeemed........................................................42
Section 3.03.       Notice of Redemption.....................................................................42
Section 3.04.       Effect of Notice of Redemption...........................................................43
Section 3.05.       Deposit of Redemption Price..............................................................43
Section 3.06.       Notes Redeemed in Part...................................................................44
Section 3.07.       Optional Redemption......................................................................44
Section 3.08.       Repurchase at the Option of Holders......................................................44
Section 3.09.       Special Mandatory Redemption.............................................................47

                                                                                                            PAGE
                                                                                                            ----
                                                    ARTICLE 4.

                                                     COVENANTS

Section 4.01.       Payment of Notes.........................................................................47
Section 4.02.       Maintenance of Office or Agency..........................................................47
Section 4.03.       Reports..................................................................................48
Section 4.04.       Compliance Certificate...................................................................49
Section 4.05.       Taxes....................................................................................50
Section 4.06.       Stay, Extension and Usury Laws...........................................................50
Section 4.07.       Restricted Payments......................................................................50
Section 4.08.       Dividend and Other Payment Restrictions Affecting Subsidiaries...........................54
Section 4.09.       Incurrence of Indebtedness and Issuance of Preferred Stock...............................55
Section 4.10.       Transactions with  Affiliates............................................................58
Section 4.11.       Liens....................................................................................60
Section 4.12.       Additional Subsidiary Guarantees.........................................................60
Section 4.13.       Designation of Restricted and Unrestricted Subsidiaries..................................60
Section 4.14.       Corporate Existence......................................................................61
Section 4.15.       Asset Sales..............................................................................62
Section 4.16.       Offer to Repurchase Upon Change of Control...............................................63
Section 4.17.       Limitations on Line of Business..........................................................65
Section 4.18.       Sale and Leaseback Transactions..........................................................65
Section 4.19.       Payments for Consent.....................................................................66
Section 4.20.       Suspension of Covenants..................................................................66

                                                    ARTICLE 5.

                                                    SUCCESSORS

Section 5.01.       Merger, Consolidation, or Sale of Assets.................................................66
Section 5.02.       Successor Corporation Substituted........................................................68

                                                    ARTICLE 6.

                                               DEFAULTS AND REMEDIES

Section 6.01.       Events of Default........................................................................68
Section 6.02.       Acceleration.............................................................................70
Section 6.03.       Other Remedies...........................................................................71
Section 6.04.       Waiver of Past Defaults..................................................................71

                                                                                                            PAGE
                                                                                                            ----
Section 6.05.       Control by Majority......................................................................71
Section 6.06.       Limitation on Suits......................................................................72
Section 6.07.       Rights of Holders of Notes to Receive Payment............................................72
Section 6.08.       Collection Suit by Trustee...............................................................72
Section 6.09.       Trustee May File Proofs of Claim.........................................................73
Section 6.10.       Priorities...............................................................................73
Section 6.11.       Undertaking for Costs....................................................................74
Section 6.12.       Restoration of Rights and Remedies.......................................................74
Section 6.13.       Rights and Remedies Cumulative...........................................................74
Section 6.14.       Delay or Omission Not Waiver.............................................................75

                                                    ARTICLE 7.

                                                      TRUSTEE

Section 7.01.       Duties of Trustee........................................................................75
Section 7.02.       Rights of Trustee........................................................................76
Section 7.03.       Individual Rights of Trustee.............................................................77
Section 7.04.       Trustee's Disclaimer.....................................................................77
Section 7.05.       Notice of Defaults.......................................................................78
Section 7.06.       Reports by Trustee to Holders of the Notes...............................................78
Section 7.07.       Compensation and Indemnity...............................................................78
Section 7.08.       Replacement of Trustee...................................................................79
Section 7.09.       Successor Trustee by Merger, etc.........................................................80
Section 7.10.       Eligibility; Disqualification............................................................81
Section 7.11.       Preferential Collection of Claims Against Company........................................81

                                                    ARTICLE 8.

                                                  NOTE GUARANTEES

Section 8.01.       Subsidiary Guarantees....................................................................81
Section 8.02.       Additional Guarantees....................................................................83
Section 8.03.       Limitation on Guarantor Liability........................................................84
Section 8.04.       Merger and Consolidation of Guarantors...................................................84
Section 8.05.       Release..................................................................................85

                                                    ARTICLE 9.

                                     LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 9.01.       Option to Effect Legal Defeasance or Covenant Defeasance.................................85

                                                                                                            PAGE
                                                                                                            ----
Section 9.02.       Legal Defeasance and Discharge...........................................................86
Section 9.03.       Covenant Defeasance......................................................................86
Section 9.04.       Conditions to Legal or Covenant Defeasance...............................................87
Section 9.05.       Deposited Money and U.S. Government Securities to Be Held in Trust; Other
                        Miscellaneous Provisions.............................................................89
Section 9.06.       Repayment to the Company.................................................................89
Section 9.07.       Reinstatement............................................................................90

                                                    ARTICLE 10.

                                         AMENDMENT, SUPPLEMENT AND WAIVER

Section 10.01.      Without Consent of Holders of Notes......................................................90
Section 10.02.      With Consent of Holders of Notes.........................................................91
Section 10.03.      Compliance with Trust Indenture Act......................................................92
Section 10.04.      Revocation and Effect of Consents........................................................93
Section 10.05.      Notation on or Exchange of Notes.........................................................93
Section 10.06.      Trustee to Sign Amendments, etc..........................................................93

                                                    ARTICLE 11.

                                            SATISFACTION AND DISCHARGE

Section 11.01.      Satisfaction and Discharge...............................................................93
Section 11.02.      Application of Trust.....................................................................94

                                                    ARTICLE 12.

                                                   MISCELLANEOUS

Section 12.01.      Trust Indenture Act Controls.............................................................95
Section 12.02.      Notices..................................................................................95
Section 12.03.      Communication by Holders of Notes with Other Holders of Notes............................96
Section 12.04.      Certificate and Opinion as to Conditions Precedent.......................................96
Section 12.05.      Statements Required in Certificate or Opinion............................................97
Section 12.06.      Rules by Trustee and Agents..............................................................97
Section 12.07.      No Personal Liability of Directors, Officers, Employees and Stockholders.................97
Section 12.08.      Governing Law............................................................................98
Section 12.09.      No Adverse Interpretation of Other Agreements............................................98
Section 12.10.      Successors...............................................................................98

                                                                                                            PAGE
                                                                                                            ----
Section 12.11.      Severability.............................................................................98
Section 12.12.      Counterpart Originals....................................................................98
Section 12.13.      Table of Contents, Headings, etc.........................................................98

EXHIBITS

Exhibit A:        FORM OF NOTE
Exhibit B:        FORM OF CERTIFICATE OF TRANSFER
Exhibit C:        FORM OF CERTIFICATE OF EXCHANGE
Exhibit D:        FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL
                    ACCREDITED INVESTOR
Exhibit E:        FORM OF GUARANTEE

                             CROSS-REFERENCE TABLE*

                               TRUST INDENTURE ACT

TIA SECTION                                                                      INDENTURE SECTION
310(a)(1)..................................................................       7.10
   (a)(2)..................................................................       7.10
   (a)(3)..................................................................       N.A.
   (a)(4)..................................................................       N.A.
   (a)(5)..................................................................       7.10
   (b).....................................................................       7.08;7.10
   (c).....................................................................       N.A.
311(a).....................................................................       7.11
   (b).....................................................................       7.11
   (c).....................................................................       N.A.
312(a).....................................................................       2.05
   (b).....................................................................       12.03
   (c).....................................................................       12.03
313(a).....................................................................       7.06
   (b)(2)..................................................................       7.06
   (c).....................................................................       7.06;12.02
   (d).....................................................................       7.06
314(a).....................................................................       4.03; 4.04(a); 12.02
   (c)(1)..................................................................       12.04
   (c)(2)..................................................................       12.04
   (c)(3)..................................................................       N.A.
   (e).....................................................................       12.05
   (f).....................................................................       N.A.
315(a).....................................................................       7.01
   (b).....................................................................       7.05;12.02
   (c).....................................................................       7.01
   (d).....................................................................       7.01
   (e).....................................................................       6.11
316(a)(last sentence)......................................................       2.09
   (a)(1)(A)...............................................................       6.05
   (a)(1)(B)...............................................................       6.04
   (a)(2)..................................................................       N.A.
   (b).....................................................................       6.07
317(a)(1)..................................................................       6.08
   (a)(2)..................................................................       6.09
   (b).....................................................................       2.05

TIA SECTION                                                                      INDENTURE SECTION
318(a).....................................................................       12.01
   (b).....................................................................       N.A.
   (c).....................................................................       12.01

N.A. means not applicable.
*This Cross-Reference Table is not part of this Indenture.

                  INDENTURE, dated as of December 4, 2002 (the "Indenture"), among Grant Prideco Escrow Corp., a Delaware corporation (the "Company"), the Subsidiary Guarantors, if any, identified herein and Wells Fargo Bank, N.A., a national banking corporation, as trustee (the "Trustee").

                  The Company, the Subsidiary Guarantors, if any, and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders (the "Holders") of the 9% Senior Notes due 2009 (the "Initial Notes") and the 9% Senior Notes due 2009 to be used in exchange for such Initial Notes in the Exchange Offer (the "Exchange Notes" and, together with the Initial Notes and any Additional Notes that may be issued in the future in accordance with Article 2, the "Notes"):

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

                  "144A Global Note" means a global note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

                  "Acquired Debt" means, with respect to any specified person,
(1) Indebtedness of any other person existing at the time such other person is merged with or into or became a Restricted Subsidiary of such specified person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other person merging with or into, or becoming a Restricted Subsidiary of, such specified person; and (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified person.

                  "Acquisition" means the consummation of the acquisition of substantially all of the assets and business operations of Reed-Hycalog by Grant Prideco, Inc.

                  "Acquisition Agreement" means the purchase agreement by and between Schlumberger Technology Corporation, a Texas corporation, and Grant Prideco, Inc., a Delaware corporation, dated as of October 25, 2002.

                  "Acquisition Closing Date" means the consummation of (i) Grant Prideco, Inc.'s acquisition of substantially all of the assets and operations that comprise the drill bits business of, and are wholly-owned by Schlumberger Technology Corporation pursuant to the Acquisition Agreement (the "Acquisition") and (ii) the Grant Prideco Assumption.

                  "Additional Notes" means Notes issued pursuant to Article 2 and in compliance with Section 4.09 after the Issue Date.

                  "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control," as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a person will be deemed to be controlling. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for any beneficial interests in any Global Note, the rules and the procedures of the Depositary that apply to such transfer or exchange.

                  "Asset Sale" means (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory or equipment in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the Company's assets and its Restricted Subsidiaries taken as a whole will be governed by Section 4.16 and/or Section 5.01 and not by Section 4.15; and (2) the issuance of Equity Interests in any of the Restricted Subsidiaries or the sale of Equity Interests in any of the Restricted Subsidiaries.

                  Notwithstanding the preceding, the following items will not be deemed to be Asset Sales (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million; (2) a transfer of assets between or among the Company and its Restricted Subsidiaries; (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; and (4) a Restricted Payment or Permitted Investment that is permitted by Section 4.07.

                  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange
Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

                  "Board of Directors" means (1) with respect to a corporation, the board of directors or a duly authorized committee of the board of directors of the corporation; (2) with respect to a partnership, the board of directors or a duly authorized committee of the board of directors of the general partner of the partnership; and (3) with respect to any other person, the board or committee of such person serving a similar function.

                  "Board Resolution" means, with respect to any entity, a copy of a resolution certified by the Secretary or Assistant Secretary of that entity to have been duly adopted by the Board of Directors of that entity and to be in full force and effect on the date of certification, and delivered to the Trustee.

                  "Broker Dealer" has the meaning set forth in the Registration Rights Agreement.

                  "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

                  "Capital Stock" means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

                  "Cash Equivalents" means (1) United States dollars; (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition; (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to a Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thomson Bank Watch Rating of "B" or better; (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; (5) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition, including any such funds of or to which the Trustee or any Affiliate of the Trustee is the sponsor, an advisor, a trustee or a manager.

                  "Change of Control" means the occurrence of any of the following (1) the direct or indirect sale, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person," as that term is used in Section 13(d)(3) of the Exchange Act; (2) the adoption of a plan relating to the liquidation or dissolution of the Company; (3) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person," as defined in clause
(1) above becomes the ultimate Beneficial Owner, directly or indirectly, of more than 50% of the Company's Voting Stock, measured by voting power rather than number of shares; (4) the first day on which a majority of the members of the Company's entire Board of Directors are not Continuing Directors; or (5) the Company's consolidation or merger with or into, any person, or the consolidation or merger of any person with or into, the Company, in any such event pursuant to a transaction in which any of the Company's outstanding Voting Stock or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company's Voting Stock outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee person, or the direct parent company of the surviving or transferee person, which, immediately after giving effect to such issuance, constitutes a majority of the outstanding shares of such Voting Stock of such surviving or transferee person, or the direct parent company of the surviving or transferee person.

                  For the purposes of this definition of "Change of Control," any transfer of any equity of an entity that was formed for the purpose of acquiring the Company's Voting Stock will be deemed to be a transfer of an Equity Interest in the Company.

                  "Change of Control Triggering Event" means, the occurrence of a Change of Control, or if the Company is not subject to the Suspended Covenants, there occurs both a Change of Control and a Rating Decline.

                  "Clearstream" means Clearstream Banking, societe anonyme, Luxembourg.

                  "Commission" means the Securities and Exchange Commission.

                  "common stock" means, with respect to any person, any and all shares, interests, participations or other equivalents, however designated, whether voting or non-voting, of that person's equity, other than preferred stock of that person, whether now outstanding or issued after the date the Notes are issued, including without limitation, all series and classes of that equity.

                  "Company" means (i) prior to the Acquisition Closing Date, Grant Prideco Escrow Corp., and (ii) from and after the Acquisition Closing Date, Grant Prideco, Inc., until a successor replaces it and thereafter, means the successor and for purposes of any provision contained herein and required by the TIA, each obligor of securities issued under this Indenture.

                  "Consolidated Cash Flow" means, with respect to any specified person for any period, the Consolidated Net Income of such person for such period, (1) plus an amount equal to any extraordinary loss plus any net loss realized by such person or any of its Subsidiaries in connection with an Asset Sale to the extent such losses were deducted in computing such Consolidated Net Income; (2) plus provision for taxes based on income or profits of such person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; (3) plus consolidated interest expense of such person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; (4) plus depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period) of such person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; and (5) minus non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; in each case, on a consolidated basis and determined in accordance with GAAP.

                  "Consolidated Net Income" means, with respect to any specified person for any period, the aggregate of the Net Income of such person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that, (1) the Net Income (but not loss) of any person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified person or a Restricted Subsidiary of the person; (2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument (other than those permitted under Section 4.08), judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; (3) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded; and (4) the cumulative effect of a change in accounting principles will be excluded.

                  "Continuing Directors" means, as of any date of determination, any member of the Company's Board of Directors who (1) was a member of such Board of Directors on the date of this Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "Credit Facilities" means, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

                  "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor thereto.

                  "Deadline Date" means February 28, 2003.

                  "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event (other than upon an optional redemption by the Company), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07.

                  "Domestic Subsidiary" means any one of the Company's Restricted Subsidiaries that was formed under the laws of the United States or any state of the United States or the District of Columbia.

                  "DTC" means The Depositary Trust Company.

                  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

                  "Equity Offering" means any public or private sale of the Company's Equity Interests (other than Disqualified Stock).

                  "ERISA" means the Employee Retirement Income Security Act of 1974 and regulations promulgated thereunder.

                  "Escrow Agreement" means the Escrow Agreement dated as of December 4, 2002 between the Company and Wells Fargo Bank, N.A., as escrow agent thereunder, as amended from time to time.

                  "Escrowed Property" has the meaning assigned to such term under the Escrow Agreement.

                  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

                  "Exchange Notes" means the Notes to be issued in the Exchange Offer pursuant to Section 2.06 hereof.

                  "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the Issue Date, until such amounts are repaid.

                  "Fixed Charges" means, with respect to any specified person for any period, the sum, without duplication, of (1) the consolidated interest expense of such person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus (2) the consolidated interest of such person and its Restricted Subsidiaries that was capitalized during such period; plus (3) any interest expense on Indebtedness of another person that is guaranteed by such person or one of its Restricted Subsidiaries or secured by a Lien on assets of such person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in the Company's Equity Interests (other than Disqualified Stock) or to the Company or one of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

                  "Fixed Charge Coverage Ratio" means with respect to any specified person for any period, the ratio of the Consolidated Cash Flow of such person and its Restricted Subsidiaries for such period to the Fixed Charges of such person and its Restricted Subsidiaries for such period. In the event that the specified person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

                  In addition, for purposes of calculating the Fixed Charge Coverage Ratio, (1) acquisitions that have been made by the specified person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (calculated in accordance with Regulation S-X) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income; (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified person or any of its Restricted Subsidiaries following the Calculation Date.

                  "Foreign Restricted Subsidiary" means any of the Company's Restricted Subsidiaries that is not a Domestic Subsidiary.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

                  "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(c) or 2.06(f) hereof.

                  "Government Securities" means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer's option (unless, for purposes of "Cash Equivalents" only, the obligations are redeemable or callable at a price not less than the purchase price paid by the Company or any of the

Company's Restricted Subsidiaries, together with all accrued and unpaid interest, if any, on such Government Securities).

                  "Grant Prideco Assumption" means the assumption (i) by Grant Prideco, Inc. of the obligations of Grant Prideco Escrow Corp. under this Indenture, the Notes and the Escrow Agreement and (ii) by the Guarantors existing on the Acquisition Closing Date of the indemnification obligations of Grant Prideco Escrow Corp. under the Purchase Agreement pursuant to the terms of the Escrow Agreement and this Indenture.

                  "Grant Prideco, Inc." means Grant Prideco, Inc., a Delaware corporation.

                  "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

                  "Guarantors" means each of (1) the Domestic Subsidiaries; and
(2) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture; and their respective successors and assigns.

                  "Hedging Obligations" means, with respect to any specified person, the obligations of such person incurred in the normal course of business and consistent with past practices and not for speculative purposes under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; (2) foreign exchange contracts and currency protection agreements entered into with one or more financial institutions is designed to protect the person or entity entering into the agreement against fluctuations in interest rates or currency exchange rates with respect to Indebtedness incurred and not for purposes of speculation; (3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of commodities used by that entity at the time; and (4) other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency exchange rates.

                  "incur" means create, incur, issue, assume, guarantee or otherwise become liable, directly or indirectly, contingently or otherwise, for any Indebtedness. The term "incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any specified person, any indebtedness of such person, whether or not contingent (1) in respect of borrowed money; (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (3) in respect of banker's acceptances; (4) representing Capital Lease Obligations; (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or (6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified person (whether or not such Indebtedness is assumed by the specified person) and, to the extent not otherwise included, the guarantee by the specified person of any indebtedness of any other person.

                  The amount of any Indebtedness outstanding as of any date will be (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with Article 10 hereof.

                  "Indirect Participant" means a person who holds a beneficial interest in a Global Note through a Participant.

                  "Initial Deposit" has the meaning assigned to such term under the Escrow Agreement.

                  "Initial Notes" means $175.0 million in aggregate principal amount of Notes issued under this Indenture on the date hereof.

                  "Initial Purchasers" means Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

                  "Institutional Accredited Investor" means an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

                  "Investments" means, with respect to any person, all direct or indirect investments by such person in other persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any of its direct or indirect Subsidiaries such that, after giving effect to any such sale or disposition, such person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(e). The acquisition by the Company or any of its Restricted Subsidiaries of a person that holds an Investment in a third person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third person in an amount equal to the fair market value of the Investment held by the acquired person in such third person in an amount determined as provided Section 4.07(e).

                  "Issue Date" means December 4, 2002, the date of original issuance of the Notes.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

                  "Liquidated Damages" means all additional interest then owing pursuant to the Registration Rights Agreement.

                  "Merger" means the merger of Grant Prideco Escrow Corp. with and into Grant Prideco, Inc. in connection with the consummation of the Acquisition.

                  "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

                  "Net Income" means, with respect to any specified person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such person or any of its Restricted Subsidiaries; and (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

                  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales or brokerage commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

                  "New Credit Facility" means that certain credit agreement to be dated on or about the Acquisition Closing Date, by and among Grant Prideco, Inc. and certain of its affiliates and a syndicate of United States and Canadian banks, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

                  "Non-Recourse Debt" means Indebtedness (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time of both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

                  "Notes" has the meaning assigned to it in the preamble to this Indenture.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Offering" means the offering of the Notes by the Company pursuant to the Company's Offering Memorandum, dated November 25, 2002.

                  "Officer" means, with respect to any person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, and Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of, including, without limitation, Sections 12.04 and 12.05 hereof.

                  "Opinion of Counsel" means an opinion of legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of, including, without limitation, Sections 12.04 and 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to the Depository Trust Company, shall include Euroclear and Clearstream.

                  "Permitted Business" means the lines of business conducted by the Company and its Restricted Subsidiaries on the date hereof and any business incidental or reasonably related thereto or which is a reasonable extension thereof as determined in good faith by the Company's Board of Directors and set forth in an Officers' Certificate delivered to the Trustee.

                  "Permitted Debt" has the meaning assigned to it in Section 4.09(c).

                  "Permitted Investments" means (1) any Investment in the Company or in any of its Restricted Subsidiaries; (2) any Investment in Cash Equivalents; (3) any Investment by the Company or any of its Restricted Subsidiaries in a person engaged in a Permitted Business, if as a result of such Investment, (a) such person becomes one of the Company's Restricted Subsidiaries; or (b) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries; (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.15; (5) any acquisition of assets solely in exchange for the issuance of the Company's Equity Interests (other than Disqualified Stock); (6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;
(7) Hedging Obligations permitted to be incurred under Section 4.09; and (8) other Investments in any person having an aggregate fair market value (measured on the date each such investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) that are at the time outstanding, not to exceed $15.0 million.

                  "Permitted Liens" means (1) Liens on assets of the Company and any Guarantor securing Indebtedness pursuant to Credit Facilities; (2) Liens in favor of the Company or the Guarantors; (3) Liens on property of a person existing at the time such person is merged with or into or consolidated with the Company or any of its Subsidiaries; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the person merged into or consolidated with the Company or the Subsidiary; (4) Liens on property existing at the time of acquisition of the property by the Company or any of its Subsidiaries; provided, however, that such Liens were in existence prior to the contemplation of such acquisition; (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(c)(iv) covering only the assets acquired with such Indebtedness; (7) Liens existing on the Acquisition Closing Date; (8) Liens securing Indebtedness of the Company's Foreign Restricted Subsidiaries that are not Guarantors in an aggregate principal amount not to exceed $25.0 million, which Indebtedness is permitted to be incurred pursuant to this Indenture; (9) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; and (10) Liens incurred by the Company or any of its Restricted Subsidiaries in the ordinary course of business with respect to obligations that do not exceed $15.0 million at any one time outstanding.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith); (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (4) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

                  "preferred stock" means, with respect to any person, any and all shares, interests, participations or other equivalents, however designated, whether voting or non-voting, of that person's equity that have a preference as to the payment of dividends or as to payments upon a liquidation of that person, whether now outstanding or issued after the date hereof, including without limitation, all series and classes of such equity.

                  "Private Placement Legend" means the legend set forth in
Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "Purchase Agreement" mean the Purchase Agreement, dated as of November 25, 2002, by and among Grant Prideco Escrow Corp., Grant Prideco, Inc. and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Company's Board of Directors) which shall be substituted for S&P or Moody's, or both, as the case may be.

                  "Rating Category" means (1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (2) with respect to Moody's any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C (or equivalent successor categories) and (3) the equivalent of any such category of S&P and Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well from BB- to B, will constitute a decrease of one gradation).

                  "Rating Decline" means (1) a decrease of two or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the Notes by either Rating Agency or (2) a withdrawal of the rating of the Notes by either Rating Agency, provided, however, that such decrease or withdrawal occurs on, or within 90 days following, the date of public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control, which period shall be extended so long as the rating of the Notes is under publicly announced consideration for downgrade by either Rating Agency.

                  "Reference Period" means the latest two fiscal quarters for which financial statements are publicly available.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 4, 2002, by and among the parties named on the signature pages thereof and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" means a Global Note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

                  "Restricted Global Note" means a permanent Global Note in substantially the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or a nominee of the Depositary, representing a series of Notes that bear the Private Placement Legend.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

                  "Restricted Subsidiary" of a person means any Subsidiary of such person that is not an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated the Securities Act.

                  "S&P" means Standard & Poor's Ratings Group, Inc., or any successor to the rating agency business thereof.

                  "sale and leaseback transaction" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person more than 365 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement is the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

                  "Special Mandatory Redemption" has the meaning assigned to such term in Section 3.09 hereof.

                  "Special Mandatory Redemption Date" means (a) March 25, 2003, in the event that the Acquisition and Grant Prideco Assumption are not consummated on or prior to February 28, 2003, or (b) the 20th day (or if such day is not a Business Day, the next following Business Day) following the termination of the Acquisition Agreement on or prior to the Deadline Date for any reason.

                  "Special Mandatory Redemption Price" means 101% of the offering price (i.e., 100% of the principal amount at maturity) of the Notes plus accrued and unpaid interest up to but not including the Special Mandatory Redemption Date.

                  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

                  "Subsidiary" means, with respect to any specified person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person (or a combination thereof); and
(2) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are that person or one or more Subsidiaries of that person (or any combination thereof).

                  "Subsidiary Guarantee" means the guarantee of the Notes by each of the Guarantors pursuant to this Indenture and in the form of the guarantee endorsed on the form of guarantee attached as Exhibit E to this Indenture and any additional guarantee of the Notes to be executed by any of the Company's Subsidiaries pursuant to Section 4.12 hereof.

                  "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Note" means a permanent Global Note in substantially the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary or a nominee of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means any one of the Company's Subsidiaries (or any successor to any of them) that is designated by the Company's Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary (1) has no Indebtedness other than Non-Recourse Debt; (2) is not party to any agreement, contract, arrangement or understanding with the Company or any of its Restricted Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from persons who are not Affiliates of the Company or such Restricted Subsidiary; (3) is a person with respect to which neither the Company nor any of its Restricted

Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such person's financial condition or to cause such person to achieve any specified levels of operating results; (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

                  "TIA" means the Trust Indenture Act of 1939, as amended.

                  "Voting Stock" of any person as of any date means the Capital Stock of such person that is at the time entitled to vote in the election of the Board of Directors of such person.

                  "Weatherford" means Weatherford International, Inc., a Delaware corporation.

                  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (2) the then outstanding principal amount of such Indebtedness.

Section 1.02. Other Definitions.

TERM                                                                                   DEFINED IN SECTION
"Affiliate Transaction"                                                                   Section 4.10
"Asset Sale Offer"                                                                        Section 4.10
"Authentication Order                                                                     Section 2.02
"Benefited Party"                                                                         Section 8.01
"Change of Control Offer"                                                                 Section 4.14
"Change of Control Payment"                                                               Section 4.14
"Change of Control Payment Date"                                                          Section 4.14
"Company"                                                                                 Preamble
"Covenant Defeasance"                                                                     Section 9.02
"Event of Default"                                                                        Section 6.01
"Excess Proceeds"                                                                         Section 4.15
"Holders"                                                                                 Preamble
"Indenture"                                                                               Preamble

"Interest Payment Date"                                                                   Paragraph 1
                                                                                          of Note
"Legal Defeasance"                                                                        Section 9.02
"Offer Amount"                                                                            Section 3.08
"Offer Period"                                                                            Section 3.08
"Payment Default"                                                                         Section 6.01
"Purchase Date"                                                                           Section 3.08
"Reinstatement Date"                                                                      Section 4.20
"Repurchase Offer"                                                                        Section 3.08
"Suspended Covenants"                                                                     Section 4.20
"Trustee"                                                                                 Preamble

Section 1.03. Incorporation by Reference of Trust Indenture Act.

                  (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  (b) The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes means the Company and any successor obligor upon the Notes.

                  (c) All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction.

                  Unless the context otherwise requires:

                  (a) a term has the meaning assigned to it;

                  (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (c) "or" is not exclusive;

                  (d) words in the singular include the plural, and in the plural include the singular;

                  (e) "including" means "including without limitation"; provisions apply to successive events and transactions; and

                  (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                  (g) References in this Indenture to "Article" and "Section" shall be to the Articles and Sections of this Indenture unless expressly indicated otherwise.

                                   ARTICLE 2.

                                    THE NOTES

Section 2.01. Form and Dating.

                  (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  (b) Form of Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                  (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the equivalent procedures of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

                  (d) Subject to compliance with the provisions of Section 4.09, the Company may issue Additional Notes under this Indenture after the Issue Date in an unlimited aggregate principal amount.

Section 2.02. Execution and Authentication.

                  (a) One Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form.

                  (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  (c) A Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee. The signature of a Responsible Officer of the Trustee in the certificate of authentication on a Note shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  (d) The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue (i) on the Issue Date in the aggregate principal amount of $175,000,000 and (ii) after the Issue Date, subject to compliance with the provisions of Section 4.09, in an unlimited aggregate principal amount, in each case upon a written order of the Company in the form of an Officers' Certificate. Each such Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated. There shall be no limit on the aggregate principal amount of Notes that may be outstanding at any time.

                  (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03. Registrar and Paying Agent.

                  (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  (b) The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

                  (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

                  (d) The Global Notes shall be initially registered in the name of Cede & Co., nominee of DTC.

Section 2.04. Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, and premium, Liquidated Damages, if any, or interest on, the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days or such shorter time as the Trustee may allow before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date, as the Trustee may reasonably require of the names and addresses of the Holders of Notes, including the aggregate principal amount of Notes held by each Holder.

Section 2.06. Transfer and Exchange.

                  (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Global Notes will be exchanged by the Company for Definitive Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue to act as depositary for the Global Notes and the Company thereupon fails to appoint a successor Depositary, or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor, and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee, or (iii) there has occurred and is continuing a Default or Event of Default. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in Sections 2.06(a), 2.07, 2.10 and 10.05 hereof, although beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b),
(c), (d) or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend;

         provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. person or for the account or benefit of a U.S. person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                 (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B), subject to Section 2.06(a), (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
         (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this
         Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee shall take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

                           (B) if the transferee shall take delivery in the form
                  of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                 (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a person participating in the distribution of the Exchange Notes or (3) a person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2) if the Holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar, the Company or the Trustee so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar or the

                  Company, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when a Restricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                  (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Restricted Global Notes and beneficial interests therein shall be exchangeable for Definitive Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue to act as depositary for the Restricted Global Notes and the Company thereupon fails to appoint a successor Depositary, or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor, and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes or (iii) there shall have occurred and be continuing a Default with respect to the Notes. In all cases, Definitive Notes delivered in exchange for any Restricted Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with the Applicable Procedures).

                  In such event, the Trustee shall cause the Restricted Global Notes to be canceled accordingly pursuant to Section 2.11 hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the person designated a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the Letter of Transmittal that it is not (1) a broker-dealer, (2) a person participating in the distribution of the Exchange Notes or (3) a person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                           (1) if the Holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                  (1)(b) thereof; or

                           (2) if the Holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar, the Company or the Trustee so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar, the Trustee or the Company, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Unrestricted Global Notes and beneficial interests therein shall be exchangeable for Definitive Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as depositary for the Unrestricted Global Notes, or (y) has ceased to be a clearing agency registered under the Exchange Act and the Company fails to appoint a successor, and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes. In all cases, Definitive Notes delivered in exchange for any Unrestricted Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with the Applicable Procedures). In such event, the Trustee shall cause the Unrestricted Global Notes to be canceled accordingly pursuant to Section 2.11 hereof, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Note, the Trustee shall authenticate and deliver to the person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this
Section 2.06(c)(iii) shall not bear the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred to a Non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                  (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act to a person who is an affiliate (as defined in Rule 144) of the Company, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

                  (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, in the case of clauses (D) through (F) above, the appropriate Restricted Global Note in accordance with Section 2.11 hereof.

                 (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a person participating in the distribution of the Exchange Notes or (3) a person who is an affiliate (as defined in Rule 144) of the Company;

                  (B) such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

                  (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                  (D) the Registrar receives the following:

                           (1) if the Holder of such Definitive Notes proposes
                  to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                           (2) if the Holder of such Definitive Notes proposes
                  to transfer such Notes to a person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar, the Trustee or the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar, the Trustee or the Company, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (e) Transfer and Exchange of Definitive Notes for
Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

                  (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer shall be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                           (B) if the transfer shall be made pursuant to Rule
                  903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer shall be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                 (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a person or persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a person participating in the distribution of the Exchange Notes or (3) a person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Participating
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (2) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar, the Trustee or the Company so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar, the Trustee and the Company, if applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the transfer of the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Notes, the Trustee shall authenticate and deliver to the persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

                  (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO GRANT PRIDECO, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE),
                  (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT

                  (AND BASED UPON AN OPINION OF COUNSEL IF GRANT PRIDECO, INC. SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND GRANT PRIDECO, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
         (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO
                  SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (h) Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Notes, the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.16 and 10.05 hereof).

                  (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the person in whose name any Note is registered on the registry relating to the Notes as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar, the Company and the Trustee pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                  Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Trustee or the Registrar pursuant to this Section 2.06, the Trustee's and the Registrar's duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits B or C hereto. Neither the Trustee nor the Registrar shall be responsible for confirming the truth or accuracy of any representations or warranties made in any such certifications or certificates.

Section 2.07. Replacement Notes.

                  (a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Note, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                  (b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes.

                  (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in
Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                  (b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding and interest on that Note ceases to accrue unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  (d) If the Paying Agent (other than the Company, a
Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Notes, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Notes, the Trustee shall authenticate definitive Notes in exchange for temporary Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section
4.02 without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Notes, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, upon direction by the Company and no one else, shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided, however, that no such special record date shall be less than 5 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13. CUSIP Numbers.

                  The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period shall be agreed to by the Trustee in writing) but not more than 75 days before a redemption date (but in any event prior to the notice provided pursuant to Section 3.03 hereof), an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed.

                  If less than all of the Notes are to be redeemed or purchased at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate; provided, however, that if a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is prohibited. Any such determination by the Trustee shall be conclusive. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

                  Subject to the provisions of Sections 3.07 and 3.08 hereof, at least 30 days but not more than 60 days before an optional redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed, and;

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee at least 30 days (unless a shorter period shall be agreed to by the Trustee in writing) but not more than 60 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

                  A notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect in such notice, shall not affect the validity of the proceedings for the redemption of the Notes held by Holders to whom such notice was properly given.

Section 3.05. Deposit of Redemption Price.

                  On or prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part.

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 with respect to such Notes, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

                  (a) The Company may redeem any or all of the Notes at any time on or after December 15, 2006 at the redemption prices set forth in paragraph 5 of the Note attached hereto.

                  (b) Following the Acquisition Closing Date, from time to time, on or prior to December 15, 2005, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture at a redemption price of 109% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the date of redemption; provided that (i) at least 65% of the original principal amount of the Notes issued under this Indenture shall remain outstanding immediately after each such redemption, and (ii) the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering.

                  (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08. Repurchase at the Option of Holders.

                  In the event that, pursuant to Section 4.15 or Section 4.16 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (a "Repurchase Offer"), and they shall follow the procedures specified below.

                  The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase at the purchase price (as determined in accordance with Section 4.15 hereof), the principal amount of Notes required to be purchased pursuant to Section 4.15 hereof, in the aggregate (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to such Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to such Repurchase Offer.

                  Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to such Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of such Repurchase Offer, shall state:

                  (a) that the Repurchase Offer is being made pursuant to this
         Section 3.08 and Section 4.15 or Section 4.16, as the case may be, hereof, and the length of time the Repurchase Offer shall remain open;

                  (b) the Offer Amount, the purchase price and the Purchase
         Date;

                  (c) that any Note not tendered or accepted for payment shall continue to accrue interest;

                  (d) that, unless the Company default in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

                  (e) that Holders electing to have a Note purchased pursuant to any Repurchase Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (f) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice before the Purchase Date;

                  (g) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

                  (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Notes shall be selected for purchase pursuant to the terms of this Section 3.08, and that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

                  On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, pursuant to the terms of this Section 3.08, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.08. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Note, shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce through PR Newswire, Dow Businesswire or any comparable wire service that distributes releases to the broad financial and investor media, the results of the Repurchase Offer on the Purchase Date.

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent that such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to the Repurchase Offer. To the extent that the provisions of Rule 14e-1 under the Exchange Act or any securities laws or regulations conflict with the provisions of this Section 3.08 or with Section
4.15 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under those sections of this Indenture.

                  Any redemption pursuant to Article 3 hereof shall be subject to the provisions of Section 2.01. Notes called for redemption become due and payable on the date fixed for redemption. Interest will cease to accrue on the Notes or portions thereof being redeemed on and after the redemption date, unless the Company defaults in the payment of the redemption or repurchase price.

Section 3.09. Special Mandatory Redemption.

                  In the event that, pursuant to paragraph 7 of the Note attached hereto, the Company shall be required to redeem (the "Special Mandatory Redemption") all of the outstanding Notes, such Special Mandatory Redemption shall be made pursuant to the provisions of the Escrow Agreement.

                                   ARTICLE 4.

                                    COVENANTS

Section 4.01. Payment of Notes.

                  (a) The Company shall pay or cause to be paid the principal of, premium, if any, Liquidated Damages, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, Liquidated Damages, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                  (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

                  (a) The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for payment, registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  (c) The Company hereby designates the Trustee's office at 55 Water Street, Ground Level, New York, New York 10041 as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03. Reports.

                  (a) Whether or not the Company is required to do so by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will file with the Commission all reports, statements and other information as the Company would be required to file with the Commission by
Section 13(a) or 15(d) of the Exchange Act. The Company shall deliver to the Trustee and furnish each Holder, without cost to such Holder, copies of such reports and other information.

                  (b) For so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective purchasers of Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  (c) After the Exchange Offer or the effectiveness of the Shelf Registration Statement, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all of the information and reports required to be delivered pursuant to clause (a) of this Section 4.03 with the Commission for public availability, unless the Commission shall not accept such a filing, and from and after the date hereof will make this information available to securities analysts and prospective investors upon request. In addition, for so long as any Notes remain outstanding, the Company shall file with the Trustee and the Commission (unless the Commission shall not accept such filing) the information required to be delivered pursuant to clause
(a) of this Section 4.03 within the time periods specified in the Commission's rules and regulations and furnish that information to Holders of the Notes, securities analysts and prospective investors upon their request.

                  (d) In the event that the Commission will not accept those reports for filing, the Company shall nonetheless furnish to the Holders of the Notes within the same time period: (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants;

and (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

                  (e) If the Company has designated any Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 4.03 shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in the Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operation of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries, if materially different.

Section 4.04. Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Company and its Restricted Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

                  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06. Stay, Extension and Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Restricted Payments.

                  (a) Prior to the Acquisition Closing Date, the Company shall not make any Restricted Payment or any Permitted Investment except to the extent necessary to consummate the Acquisition, the Grant Prideco Assumption and the transactions contemplated thereby, including any Investments deemed to exist by virtue of the Escrow Agreement.

                  (b) From and after the Acquisition Closing Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests, including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries, or to the direct or indirect holders of the Company or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, except for dividends or distributions that are payable in the Company's Equity Interests (other than Disqualified Stock) or payable to the Company or any of its Restricted Subsidiaries;

                  (ii) purchase, redeem or otherwise acquire or retire for value, including, without limitation, in connection with any merger or consolidation involving the Company, any of the Company's Equity Interests;

                  (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

                  (iv) make any Restricted Investment;

all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as "Restricted Payments."

                  (c) Notwithstanding clause (b) of this Section 4.07, the Company shall be permitted to engage in, and to cause or allow any of its Restricted Subsidiaries to engage in, a Restricted Payment, so long as, at the time of and after giving effect to such Restricted Payment:

                           (i) no Default or Event of Default has occurred and
                  is continuing or would occur as a consequence of such Restricted Payment; and

                           (ii) the Company would, at the time of such
                  Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in clause (b) of Section 4.09; and

                           (iii) the aggregate amount of that Restricted Payment
                  and all other Restricted Payments made by the Company and its Restricted Subsidiaries after December 4, 2000, excluding Restricted Payments permitted by clauses (ii), (iii), (iv),
                  (vi) and (vii) of Section 4.07(d), is less than or equal to the sum, without duplication, of:

                                    (A) 50% of the Company's Consolidated Net
                           Income for the period (taken as one accounting period) from October 1, 2000 to the end of the Company's most recently ended fiscal quarter for which the Company has filed financial statements with the Commission (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                                    (B) 100% of the aggregate net cash proceeds
                           received by the Company since December 4, 2000 as a contribution to the Company's common equity capital or from the issue or sale (other than to a Subsidiary) of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than Disqualified Stock) or from the issue or sale (other than to a Subsidiary) of the Company's convertible or exchangeable Disqualified Stock or the Company's convertible or exchangeable debt securities that have been converted into or exchanged for Equity Interests (other than Disqualified Stock), plus

                                    (C) to the extent that any Restricted
                           Investment that the Company or any of its Restricted Subsidiaries makes after December 4, 2000 is sold for cash or otherwise liquidated or repaid for cash, an amount equal to the lesser of (1) the cash return of capital with respect to any such Restricted Investment (less the cost of disposition, if any) and
                           (2) the initial amount of such Restricted Investment, plus

                                    (D) if the Company redesignates any
                           Unrestricted Subsidiary as a Restricted Subsidiary after December 4, 2000, an amount equal to the lesser of (1) the net book value of the Company's Investment in the Unrestricted Subsidiary at the time the Unrestricted Subsidiary was designated as such and
                           (2) the fair market value of the Company's Investment in the Unrestricted Subsidiary at the time of the redesignation.

                  (d) Notwithstanding clauses (b) and (c) of this Section 4.07, the Company shall be permitted to effect, and to cause or allow any of its Restricted Subsidiaries to effect:

                           (i) the payment of any dividend within 60 days after
                  the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture;

                           (ii) the redemption, repurchase, retirement,
                  defeasance or other acquisition of any of (a) the Company's Indebtedness or any Indebtedness of any Guarantor that is subordinated to the Notes or the Subsidiary Guarantees, or (b) the Company's Equity Interests or any Equity Interests of any of the Company's Restricted Subsidiaries, in either case in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to one of the Company's Subsidiaries) of, the Company's Equity Interests (other than Disqualified Stock); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (c)(iii)(B) of this
                  Section 4.07;

                           (iii) the defeasance, redemption, repurchase or other
                  acquisition of the Company's Indebtedness or Indebtedness of any Guarantor that is subordinated to the Notes or the Subsidiary Guarantees with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

                           (iv) the payment of any dividend by one of the
                  Company's Restricted Subsidiaries to the holders of that Restricted Subsidiary's common Equity Interests on a pro rata basis, so long as the Company or one of its Restricted Subsidiaries receives at least a pro rata share (and in like form) of the dividend or distribution in accordance with its common Equity Interests;

                           (v) the repurchase, redemption or other acquisition
                  or retirement for value of any of the Company's or any of its Restricted Subsidiaries' Equity Interests held by any member of the Company's or any of its Restricted Subsidiaries' management pursuant to any management equity subscription agreement, stock option agreement or similar agreement, provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve-month period;

                           (vi) in connection with an acquisition by the Company
                  or any of its Restricted Subsidiaries, the return to the Company or such Restricted Subsidiary of Equity Interests of the Company or such Restricted Subsidiary constituting a portion of the purchase consideration in settlement of indemnification claims;

                           (vii) the purchase by the Company of fractional
                  shares arising out of stock dividends, splits or combinations or business combinations;

                           (viii) the acquisition in open-market purchases of
                  the Company's common Equity Interests for matching contributions to the Company's employee stock purchase and deferred compensation plans in the ordinary course of business and consistent with past practices; or

                           (ix) other Restricted Payments in an aggregate amount
                  since December 4, 2000 not to exceed $10.0 million,

         provided, however, that, with respect to clauses (ii), (iii), (v),
         (viii) and (ix) above, no Default or Event of Default shall have occurred and be continuing immediately after such transaction.

                  (e) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or a Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Company's Board of Directors whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.

                  (a) From and after the Acquisition Closing Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (i)(A) pay dividends or make any other distributions on any Capital Stock of such Restricted Subsidiary to the Company or any other Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, the profits of such Restricted Subsidiary, or (B) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (ii) make loans or advances to the Company or any other Restricted Subsidiary, or (iii) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

                  (b) The provisions of Section 4.08(a) above shall not apply to encumbrances or restrictions existing under or by reason of:

                  (i) agreements governing Existing Indebtedness, or any Credit Facilities, as in effect on the Acquisition Closing Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings of any of the foregoing are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date hereof;

                  (ii) this Indenture, the Notes and the Subsidiary Guarantees, or any other indenture governing debt securities that are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions than those contained in this Indenture and the Notes;

                  (iii) applicable law or any applicable rule, regulation or order;

                  (iv) any instrument governing Indebtedness or Capital Stock of a person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

                  (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

                  (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (a)(iii) of this Section 4.08;

                  (vii) any agreement (A) for the sale or other disposition of all of the Equity Interests in or all or substantially all of the assets of one of the Company's Restricted Subsidiaries that restricts distributions or asset transfers by that Restricted Subsidiary pending that sale or other disposition or (B) for the sale of a particular asset or line of business of a Restricted Subsidiary that imposes restrictions on the property subject to an agreement of the nature described in clause (a)(iii) of this Section 4.08; or

                  (viii) Permitted Refinancing Indebtedness, provided that any restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced and that such Permitted Refinancing Indebtedness was permitted to be incurred under Section 4.09 hereof;

                  (ix) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.11 that limit the right of the debtor to dispose of the assets subject to such Liens; and

                  (x) provisions with respect to the disposition of specific assets or property in asset sale agreements entered into in the ordinary course of business.

Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.

                  (a) Prior to the Acquisition Closing Date, the Company shall not incur any Indebtedness except the following:

                  (1) the Notes in an aggregate principal amount not to exceed $175.0 million; and

                  (2) Indebtedness that is not secured by a Lien on any assets, property or Capital Stock owned by the Company or any of the Company's Subsidiaries, the proceeds of which Indebtedness are used solely for deposit (or the purchase of Government Securities to be deposited) with the Trustee in an amount not to exceed the amount necessary, together with net proceeds to the Company from the issuance of the Notes, to enable the Company to make the Initial Deposit.

                  (b) From and after the Acquisition Closing Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, incur any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock, and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that (1) the Company and any Guarantor may incur Indebtedness (including Acquired Debt) and (b) the Company may issue Disqualified Stock, if, in each case, the Fixed Charge Coverage Ratio for the Company's most recently ended fiscal four full fiscal quarters for which the Company has filed financial statements with the Commission preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

                  (c) In addition to the foregoing, the Company and any Restricted Subsidiary (except as specified below) may incur the following types of Indebtedness (collectively, "Permitted Debt"):

                  (i) the incurrence by the Company or any Guarantor of additional Indebtedness and letters of credit under one or more Credit Facilities and guarantees thereof by the Guarantors; provided, however, that the aggregate principal amount of all Indebtedness incurred by the Company and the Guarantors pursuant to this clause (i) and by the Foreign Restricted Subsidiaries pursuant to clause (viii) below (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) outstanding at any one time does not exceed $190.0 million;

                  (ii) the incurrence by the Company and the Restricted Subsidiaries of the Existing Indebtedness;

                  (iii) the incurrence by the Company of Indebtedness represented by the Notes issued on the Issue Date and the incurrence by the Guarantors of the Subsidiary Guarantees of those Notes;

                  (iv) the incurrence by the Company, or by any Restricted Subsidiary that is a Guarantor, of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the Company's business or the business of that Restricted Subsidiary, in an aggregate principal amount not to exceed $10.0 million at any time outstanding;

                  (v) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was incurred under clause (b) of this Section 4.09 or clauses (ii), (iii) or (iv) of this Section 4.09(c); provided, however, that no Restricted Subsidiary that is not a Guarantor may refund, refinance or replace Indebtedness previously incurred by the Company or by any Restricted Subsidiary that is a Guarantor;

                  (vi) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

                           (A) if the Company or a Guarantor is the obligor on
                  such intercompany Indebtedness, such intercompany Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to, in the case of the Company, the Notes, and, in the case of a Guarantor, the Subsidiary Guarantees; and

                           (B) (1) any subsequent issuance or transfer of Equity
                  Interests that results in any such Indebtedness being held by a person other than the Company or a Restricted Subsidiary that is a Guarantor and (2) any sale or other transfer of any such Indebtedness to a person that is not either the Company or a Restricted Subsidiary that is a Guarantor shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);

                  (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

                  (viii) Indebtedness of the Foreign Restricted Subsidiaries that are not Guarantors in an aggregate principal amount not to exceed $25.0 million; provided that the aggregate principal amount of all Indebtedness incurred by the Foreign Restricted Subsidiaries pursuant to this clause (viii) and by the Company and the Guarantors pursuant to clause (i) above (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) outstanding at any one time does not exceed $190.0 million;

                  (ix) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or of any of the Guarantors that was permitted to be incurred by another provision of this Section 4.09; and

                  (x) the incurrence by the Company or a Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $35.0 million.

                  (d) The maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to fluctuations in the exchange rates of currencies.

                  (e) For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness, including Acquired Debt, meets the criteria of more than one of the categories of Permitted Debt described in clauses (c)(i) through (x) of this Section 4.09 as of the date of incurrence thereof, or is entitled to be incurred pursuant to clause (b) of this
Section 4.09 as of the date of incurrence thereof or pursuant to any combination of the foregoing as of the date of incurrence thereof, the Company shall, in its sole discretion, classify (or later classify or reclassify) in whole or in part, in the Company's sole discretion, such item of Indebtedness in any manner that complies with this Section 4.09. Accrual of interest or dividends, the accretion of accreted value or liquidation preference and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09.

Section 4.10. Transactions with Affiliates.

                  (a) Prior to the Acquisition Closing Date, the Company shall not enter into or permit to exist any Affiliate Transactions other than to the extent necessary to consummate the Acquisition, the Grant Prideco Assumption, the Merger and the transactions contemplated thereby.

                  (b) From and after the Acquisition Closing Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

                  (i) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated person; and

                  (ii) the Company delivers to the Trustee:

                           (A) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Company's Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this Section 4.10 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Company's Board of Directors; and

                           (B) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

                  (c) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of clause (b) of this Section 4.10:

                  (i) any employment agreement entered into by the Company or a Restricted Subsidiary in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

                  (ii) transactions between or among the Company and/or its Restricted Subsidiaries;

                  (iii) transactions with a person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such person;

                  (iv) payment of reasonable directors fees and reasonable indemnitees to persons who are not otherwise Affiliates of the Company;

                  (v) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

                  (vi) transactions with Weatherford (A) pursuant to agreements as in effect on the Issue Date, and (B) in commercial transactions in the ordinary course of business on terms no less favorable to the Company or the relevant Restricted Subsidiary than the Company could obtain in an arm's length transaction with an unrelated person;

                  (vii) Restricted Payments or Permitted Investments that are permitted by Section 4.07

Section 4.11. Liens.

                  Prior to the Acquisition Closing Date, the Company shall not create, incur, assume or suffer to exist any Lien of any kind against or upon any of its property or assets, or any proceeds, income or profit therefrom which secure any Indebtedness other than as contemplated by the Escrow Agreement.

                  From and after the Acquisition Closing Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables, except Permitted Liens, upon any of the Company's, or a Restricted Subsidiary's, property or assets, now owned or acquired after the Issue Date, unless all payments due under this Indenture and the Notes, or the Subsidiary Guarantees, as applicable, are secured on an equal and ratable basis with (or if the obligations being secured rank junior in right of payment to the Notes, on a senior basis to) the obligations so secured until such time as such obligations are no longer secured by a Lien.

Section 4.12. Additional Subsidiary Guarantees.

                  On the Acquisition Closing Date, the Company's Domestic Subsidiaries existing prior to the Acquisition shall execute a Subsidiary Guarantee. Any Domestic Subsidiary created or acquired in connection with the Acquisition shall comply with this Section 4.12.

                  If the Company or any Restricted Subsidiary acquires or creates another Domestic Subsidiary on or after the Acquisition Closing Date, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee within ten Business Days of the date on which it was acquired or created; provided, however, that the foregoing shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries; provided further, however, that if a Subsidiary that is not a Guarantor guarantees any of the Company's or a Guarantor's Indebtedness, that Subsidiary will be required to provide the Company with a guarantee that ranks pari passu with (or, if that Indebtedness is subordinated Indebtedness, prior to) that Indebtedness.

Section 4.13. Designation of Restricted and Unrestricted Subsidiaries.

                  From and after the Acquisition Closing Date:

                  (a) The Board of Directors of the Company may designate any Restricted Subsidiary (or any person that upon its acquisition otherwise would become a Restricted Subsidiary) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07(b) or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

                  (b) Any designation of any of the Company's Subsidiaries as an Unrestricted Subsidiary pursuant to this Section 4.13 shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in default of such Section 4.09. The Company's Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.14. Corporate Existence.

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15. Asset Sales.

                  (a) Prior to the Acquisition Closing Date, the Company shall not consummate an Asset Sale except to the extent necessary to consummate the Acquisition and the transactions contemplated by the Escrow Agreement including the Grant Prideco Assumption and the related release to Grant Prideco, Inc. of the Escrowed Property.

                  (b) From and after the Acquisition Closing Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

                  (i) the Company, or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

                  (ii) in the case of Asset Sales for consideration exceeding $5.0 million, the fair market value is determined by the Company's Board of Directors and evidenced by a resolution of the Company's Board of Directors set forth in an officer's certificate delivered to the Trustee; and

                  (iii) at least 75% of the consideration received in the Asset Sale by the Company or such Subsidiary is in the form of cash. For purposes of this provision, each of the following will be deemed to be cash:

                           (A) any secured Indebtedness of the Company or a
                  Guarantor and any Indebtedness of a Restricted Subsidiary that is not a Guarantor that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                           (B) any securities, notes or other obligations
                  received by the Company or any Restricted Subsidiary from such transferee that the Company or such Restricted Subsidiary contemporaneously, subject to ordinary settlement periods, converts into cash, to the extent of the cash received, in that conversion.

                  (c) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply those Net Proceeds at its option:

                  (i) to permanently repay any secured Indebtedness of the Company or a Guarantor, or any Indebtedness of a Restricted Subsidiary that is not a Guarantor and, if any Indebtedness repaid under this clause (i) is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto; provided, however, that for purposes of this clause (i) only, Indebtedness shall include accrued but unpaid interest thereon;

                  (ii) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

                  (iii) to make a capital expenditure; or

                  (iv) to acquire other long-term assets that are used or useful in a Permitted Business.

Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

                  (d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph shall constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company shall make a pro rata offer to purchase (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis (based upon the aggregate principal amount of the Notes and such other pari passu Indebtedness tendered). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be deemed to have been reset at zero.

                  (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with repurchases of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this
Section 4.15 by virtue of that conflict.

Section 4.16. Offer to Repurchase Upon Change of Control.

                  (a) Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the Company to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part, equal to $1,000 or an integral multiple of

$1,000, of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Liquidated Damages, if any, on Notes repurchased to the date fixed for repurchase (the "Change of Control Payment").

                  (b) Within 15 Business Days following a Change of Control Triggering Event, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed (the "Change of Control Payment Date") pursuant to the procedures set forth in Section 3.08 and described in the notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable to the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.16, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.16 by virtue of such conflict.

                  (c) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions of Notes properly tendered under the Change of Control Offer; (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of the Notes properly tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of the Notes being purchased by the Company.

                  (d) The Paying Agent shall deliver promptly to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Notes, the Trustee shall promptly authenticate and deliver, or cause to be transferred by book entry, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any, provided that each new Note shall be in a principal amount of $1,000 or an integral multiple of $1,000.

                  (e) The Change of Control provisions described in this Section
4.16 shall be applicable whether or not any other provisions of this Indenture are applicable.

                  (f) The Company shall not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.16 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 4.17. Limitations on Line of Business.

                  Prior to the Acquisition Closing Date, the Company shall not engage in any business operations other than those in connection with the issuance of the Notes, the Escrow Agreement, the Acquisition and the Merger.

                  From and after the Acquisition Closing Date, the Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as is not material to the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.18. Sale and Leaseback Transactions.

                  (a) Prior to the Acquisition Closing Date, the Company shall not enter into any sale and leaseback transaction.

                  (b) From and after the Acquisition Closing Date, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

                  (i) the Company or the relevant Restricted Subsidiary, as the case may be, could have (A) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in Section 4.09(b) and (B) incurred a Lien to secure such Indebtedness pursuant to Section 4.11; provided, however, that clause (A) of this clause (b)(i) shall be suspended during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants;

                  (ii) the gross cash proceeds of the sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Company and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of the sale and leaseback transaction; provided, however, that in the case of any sale and leaseback transaction for consideration exceeding $5.0 million, the fair market value shall be determined by the Company's Board of Directors and set forth in an Officers' Certificate delivered to the Trustee; and

                  (iii) the transfer of assets in the sale and leaseback transaction is permitted by, and the Company or the relevant Restricted Subsidiary applies the proceeds of the transaction in compliance with,
         Section 4.11 hereof; provided, however, that, in the event that the Company or any of its Restricted Subsidiaries consummates a sale and leaseback transaction during a period in which the Company is not subject to the Suspended Covenants, within twelve months of that sale and leaseback transaction, the Company shall apply the Net Cash Proceeds thereof to permanently repay secured

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         Indebtedness of the Company or a Guarantor, or any Indebtedness of any
         of the Company's Restricted Subsidiaries that is not a Guarantor, and if any Indebtedness repaid under this clause (b)(iii) is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto.

Section 4.19. Payments for Consent.

                  Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.20. Suspension of Covenants.

                  During any period of time that the Notes have an Investment Grade Rating from either of the Rating Agencies and no Default has occurred and is continuing under this Indenture, the Company and its Restricted Subsidiaries shall not be subject to Sections 4.07, 4.08, 4.09, 4.10, 4.15, 4.17,
4.18(b)(i)(A) and 5.01(b)(iv) (collectively, the "Suspended Covenants"), provided, however, that if the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of this
Section 4.20 and, subsequently, either of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the Investment Grade Ratings so that the Notes do not have an Investment Grade Rating from either Rating Agency, or a Default (other than with respect to the Suspended Covenants) occurs and is continuing, the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in this Indenture (each such date of reinstatement being the "Reinstatement Date"), including this Section 4.20. Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with Section 4.07 as though Section 4.07 had been in effect during the entire period of time from the Issue Date.

                                   ARTICLE 5.

                                   SUCCESSORS

Section 5.01. Merger, Consolidation, or Sale of Assets.

                  (a) Except for or in connection with the Acquisition, the Grant Prideco Assumption, the Merger and the related release of the Escrowed Property, prior to the Acquisition Closing Date, the Company shall not, in one or more related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another person or persons.

                  (b) From and after the Acquisition Closing Date, the Company shall, directly or indirectly, not consolidate or merge with or into another person (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another person unless:

                  (i) either: (A) the Company is the surviving corporation or
         (B) the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

                  (ii) the person formed by or surviving any such consolidation or merger (if other than the Company) or the person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of the Company's obligations under the Notes and this Indenture pursuant to agreements reasonably satisfactory to the Trustee;

                  (iii) immediately before and after giving effect to such transaction, no Default or Event of Default exists; and

                  (iv) the Company or the person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(b); provided, however, that the Company delivers to the Trustee an Officers' Certificate, attaching the arithmetic computations to demonstrate compliance with this clause (b)(iv), and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and provided further, that this clause (a)(iv) shall not apply
         (A) pursuant to Section 4.20, during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants before such transaction and are not reasonably expected to be subject to the Suspended Covenants after giving effect to such transaction, and (B) if, in the good faith determination of the Board of Directors, the principal purpose of the transaction is to change the Company's state of incorporation and the transaction does not have as one of its purposes the evasion of the foregoing limitations.

                  (c) The Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other person.

                  (d) Notwithstanding paragraphs (a), (b) and (c) of this
Section 5.01, none of the above provisions shall prohibit the consummation of the Merger.

Section 5.02. Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes or any other amounts owing hereunder or under the Notes in the case of a sale or lease of all or substantially all of the Company's assets that meets the requirements of
Section 5.01 hereof.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

                  Each of the following events constitutes an "Event of Default":

                  (a) default in the payment when due of interest on, or Liquidated Damages with respect to, any Note, and such default continues for a period of 30 days;

                  (b) default in the payment when due of principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon acceleration, upon redemption or otherwise;

                  (c) default in the performance or breach of the provisions by the Company or any of its Restricted Subsidiaries of Sections 3.09, 4.07, 4.09 or 5.01 hereof;

                  (d) default in the performance by the Company or any of its Restricted Subsidiaries of Sections 4.15 or 4.16 hereof, and such default continues for a period of 30 days after written notice;

                  (e) default in the performance of or breaches of any other covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (a), (b), (c) or (d) above) by the Company or any of its Restricted Subsidiaries, and such default or breach continues for a period of 60 days after written notice by the Trustee to the Company or by the Holders of 25% or more in aggregate principal amount of the Notes to the Company and the Trustee;

                  (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date hereof, if that default:

                           (i) is caused by a failure to pay principal of, or
                  interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (ii) results in the acceleration of such Indebtedness
                  prior to its express maturity,

         and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

                  (g) default by the Company or any of its Subsidiaries in the payment of final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

                  (h) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee;

                  (i) a court having jurisdiction in the premises enters a decree or order for

                           (i) relief in respect of the Company or any of its
                  Restricted Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

                           (ii) appointment of a receiver, liquidator, assignee,
                  custodian, trustee, sequestrator or similar official of the Company or any of its Restricted

                  Subsidiaries or for all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries, or

                           (iii) the winding up or liquidation of the affairs of
                  the Company or any of its Restricted Subsidiaries and,

         in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days; or

                  (j) the Company or any of its Restricted Subsidiaries:

                           (i) commences a voluntary case under any applicable
                  bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,

                           (ii) consents to the appointment of or taking
                  possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or such Restricted Subsidiary or for all or substantially all of the property and assets of the Company or such Restricted Subsidiary,

                           (iii) effects any general assignment for the benefit
                  of creditors.

Section 6.02. Acceleration.

                  (a) If any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 hereof), occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes, by written notice to the Company (and, if such notice is given by such Holders, to the Trustee), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be due and payable immediately. Upon such declaration of acceleration, such principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, shall be immediately due and payable.

                  (b) Notwithstanding the foregoing, if an Event of Default specified in clause (i) or (j) of Section 6.01 hereof occurs with respect to the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes then outstanding shall be due and payable immediately without further action or notice on the part of the Trustee or any Holder.

Section 6.03. Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding to enforce its rights and to pursue its remedies under the Notes and this Indenture even if the Trustee does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

                  At any time after declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults, except a Default in the payment of principal of premium, if any, or interest on any Note as specified in clause (a) or (b) of Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected, and rescind and annul a declaration of acceleration and its consequences if:

                  (a) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived; and

                  (b) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05. Control by Majority.

                  Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for enforcing any rights and exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may involve the Trustee in personal liability or that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of

Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received for Holders of Notes.

Section 6.06. Limitation on Suits.

                  A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

                  (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07. Rights of Holders of Notes to Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, and to secure the payment of same, the Trustee is hereby granted an interest security in, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Sections 6.09 and 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee, its agents or attorneys and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the

         Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and disbursements against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12. Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted, except that the rights of the Trustee to receive compensation, reimbursement of any of its expenses or indemnification from the Holders in connection with such proceeding in accordance with the terms of this Indenture or any separate agreement or understanding between the Trustees and the Holders shall not be affected by this
Section 6.12.

Section 6.13. Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14. Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                   ARTICLE 7.

                                     TRUSTEE

Section 7.01. Duties of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers of which the Trustee has actual knowledge vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default of which the Trustee has actual knowledge :

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee undertakes to perform, and need perform, only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section and Section 7.02.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

                  (a) In connection with its rights and duties under this Indenture, the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, Note, or other document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or takes or omits to take in accordance with the written direction of the Holders of a majority in principal amount of the outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

                  (h) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company's covenants set forth in Article 4. The Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.01(a), 6.01(b) and 4.01 or (ii) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or a Responsible Officer of the Trustee shall have obtained actual knowledge of the Default or Event of Default.

Section 7.03. Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the

Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06. Reports by Trustee to Holders of the Notes.

                  Within 60 days after each May 15 beginning with May 15, 2003, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA
Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as shall be agreed upon in writing by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify, defend and hold harmless the Trustee and its shareholders, incorporators, directors, officers, employees, representatives and agents (each an "Indemnitee") against any and all losses, liabilities or expenses (including reasonable fees and disbursements of counsel) incurred by any of them arising out of or in connection with the acceptance or administration of the Trustee's duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending any of themselves against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder, except to the extent any such loss, liability or expense or a portion thereof may be attributable to the Trustee's negligence or bad faith. An Indemnitee shall notify the Company promptly of any claim for which that Indemnitee may seek indemnity. Failure by the Indemnitee to so notify the Company shall not relieve the Company of its obligations hereunder. Subject to receipt of the consent of the party to be defended, which consent shall not be unreasonable withheld or delayed, the Company shall defend the claim and the Trustee shall cooperate in the defense. The Indemnitees may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnitee through that Indemnitee's own willful misconduct, negligence or bad faith.

                  The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien and is hereby granted a security interest prior in right of payment prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees, disbursements and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. Subject to the Lien provided for in Section
7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the retiring Trustee hereunder shall have been paid and the property so transferred shall remain subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking corporation, the successor corporation or national banking corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is an Affiliate has) a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusions set forth in TIA Section 310(b)(1) are met.

Section 7.11. Preferential Collection of Claims Against Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                                 NOTE GUARANTEES

Section 8.01. Subsidiary Guarantees.

                  (a) Subject to this Article 8, each of the Guarantors, from time to time party hereto, hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (i) the principal of premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration pursuant to
Section 6.02 hereof or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the

Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                  (b) Each Guarantor hereby agrees that its obligations with regard to such Subsidiary Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor further, to the extent permitted by law, waives and relinquishes all claims, rights and remedies accorded by applicable law to guarantors and agrees not to assert or take advantage of any such claims, rights or remedies, including but not limited to: (i) any right to require any of the Trustee, the Holders or the Company (each a, "Benefited Party"), as a condition of payment or performance by such Guarantor, to (A) proceed against the Company, any other guarantor (including any other Guarantor) of the obligations under the Subsidiary Guarantees or any other person, (B) proceed against or exhaust any security held from the Company, any such other guarantor or any other person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of any Benefited Party in favor of the Company or any other person, or (D) pursue any other remedy in the power of any Benefited Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including any defense based on or arising out of the lack of validity or the unenforceability of the obligations under the Subsidiary Guarantees or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the obligations under the Subsidiary Guarantees; (iii) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon any Benefited Party's errors or omissions in the administration of the obligations under the Subsidiary Guarantees, except behavior which amounts to bad faith;
(v)(A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of the Subsidiary Guarantees and any legal or equitable discharge of such Guarantor's obligations hereunder, (B) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims and (D) promptness, diligence and any requirement that any Benefited Party protect, secure, perfect or insure any security interest or lien or any property subject thereto; (vi) notices, demands, presentations, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of the Subsidiary Guarantees, notices of default under the Notes or any agreement or instrument related thereto, notices of any renewal, extension or modification of the obligations under the Subsidiary Guarantees or any agreement related thereto, and notices of any extension of credit to the Company and any right to consent to any thereof; (vii) to the extent permitted under applicable law, the benefits of any "One Action" rule and (viii) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of the Subsidiary Guarantees. Except as set forth in
Section 8.6, each Guarantor hereby covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in its Guarantee and this Indenture.

                  (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, any Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of any Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (ii) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of any such Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the applicable Subsidiary Guarantee.

Section 8.02. Additional Guarantees.

                  If any Restricted Subsidiary becomes obligated pursuant to
Section 4.12 hereof, then the Company shall cause any such Restricted Subsidiary to, within ten Business Days of the date on which any such Restricted Subsidiary became so obligated, (a) execute and deliver to the Trustee a Supplemental Indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee, on a senior unsecured basis, all of the Company's obligations under the Notes and this Indenture on the terms set forth herein and therein and (b) deliver to the Trustee an Opinion of Counsel that, subject to customary assumptions and exclusions, such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary. Any Restricted Subsidiary that becomes a Guarantor shall remain a Guarantor unless (i) designated an Unrestricted Subsidiary by the Company in accordance with this Indenture; (ii) is otherwise released from its obligations as a Guarantor pursuant to Section 8.05 hereof; or (iii) the circumstances giving rise to the obligation to provide a guarantee under Section 4.12 no longer exist.

Section 8.03. Limitation on Guarantor Liability.

                  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor under this Article 8 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 8, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 8.04. Merger and Consolidation of Guarantors.

                  Except as otherwise provided in Section 8.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving person) another person, other than the Company or another Guarantor unless:

                  (a) immediately after giving effect to such transaction, no Default or Event of Default exists; and

                  (b) either (i) the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger, assumes all the obligations of that Guarantor under this Indenture and the Subsidiary Guarantee of such Guarantor pursuant to a supplemental indenture reasonably satisfactory to the Trustee, or (ii) in the case of a sale or other disposition of all or substantially all of the assets of such Guarantor's assets, the Net Proceeds of such sale of other disposition are applied in accordance with Section 4.15.

                  In case of any such sale or other disposition, consolidation, merger, sale or conveyance and upon the assumption by the successor person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee.

All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

                  Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) of this Section 8.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into an Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to an Company or another Guarantor.

Section 8.05. Release.

                  (a) In the event of (i) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all to the Capital Stock of any Guarantor, in each case to a person that is not (either before or after giving effect to such transactions) a Subsidiary of the Company, so long as the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation
Section 4.15 hereof, or (ii) a designation by the Company of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with
Section 4.13, such Guarantor or, in the case of a sale or other disposition of all or substantially all of the assets of such Guarantor, the corporation acquiring such property, will be released and relieved of any obligations under its Subsidiary Guarantee.

                  (b) Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.07 hereof, or such designation was made in accordance with Section 4.13 hereof, as the case may be, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

                  (c) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 8.

                                   ARTICLE 9.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 9.01. Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 9.02 or 9.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 9.

Section 9.02. Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 9.01 hereof of the option applicable to this Section 9.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to the "outstanding" only for the purposes of Section 9.05 hereof and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

                  (a) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

                  (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

                  (c) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

                  (d) the Legal Defeasance provisions of this Article 9.

                  Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02, notwithstanding the prior exercise of its option under Section 9.03 hereof.

Section 9.03. Covenant Defeasance.

                  Upon the Company's exercise under Section 9.01 hereof of the option applicable to this Section 9.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, be released from its obligations under the covenants contained in Sections 4.07 through 4.13 and 4.15 through 4.20 hereof, both inclusive, and Section 5.01(b)(iv) with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 9.01 hereof of the option applicable to this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04 hereof, Sections 6.01(e), 6.01(g) and 6.01(i) hereof shall not constitute Events of Default.

Section 9.04. Conditions to Legal or Covenant Defeasance.

                  The following are the conditions precedent to the application of either Section 9.02 or 9.03 hereof to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, and premium, if any, and interest on, the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

                  (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

                           (a) the Company has received from, or there has been
                  published by, the Internal Revenue Service a ruling; or

                           (b) since the date of this Indenture, there has been
                  a change in the applicable federal income tax law,

         in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

                  (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                  (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                  Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year under arrangements satisfactory to the

Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 9.05. Deposited Money and U.S. Government Securities to Be Held in
              Trust; Other Miscellaneous Provisions.

                  Subject to Section 9.06 hereof, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 9.05 only, the "Trustee") pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal or redemption price of, and Liquidated Damages, if any, interest on, the Notes, that such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Securities deposited pursuant to Section 9.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Securities held by it as provided in Section 9.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06. Repayment to the Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, redemption price or purchase price of, or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Company, may cause to be published once, in The New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 9.07. Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Securities in accordance with Section 9.02 or
9.03 hereof, as the case may be, by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture, and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.02 or 9.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 9.02 or 9.03 hereof, as the case may be; provided, however, that, if the Company makes any payment with respect to any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 10.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 10.01. Without Consent of Holders of Notes.

                  Notwithstanding Section 10.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

                  (a) to cure any ambiguity, defect or inconsistency;

                  (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to
         Article 5 hereof;

                  (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or

                  (e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 10.02. With Consent of Holders of Notes.

                  (a) Except as provided below in this Section 10.02, this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting solely from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). However, without the consent of each Holder affected, an amendment or waiver under this Section 10.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes, other than Sections 4.15 and 4.16;

                  (iii) reduce the rate of or change the time for payment of interest on any Note;

                  (iv) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

                  (v) make any Note payable in money other than that stated in the Notes;

                  (vi) make any change in the provisions of this Indenture relating to waivers of past Defaults, including Section 6.04, or the rights of holders of notes to receive payments of principal of, or interest or premium, if any, on, the Notes;

                  (vii) make any change to Section 3.09 which would adversely affect the rights of any of the Holders to receive the Special Mandatory Redemption Price;

                  (viii) waive a redemption payment with respect to any Note, other than a payment required under Section 4.15 or 4.16;

                  (ix) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

                  (x) make any change in the preceding amendment and waiver provisions.

                  (b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  (c) It shall not be necessary for the consent of the Holders of Notes under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  (d) After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

Section 10.03. Compliance with Trust Indenture Act.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 10.04. Revocation and Effect of Consents.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 10.05. Notation on or Exchange of Notes.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, in accordance with Section 2.02 with respect to those Notes, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.06. Trustee to Sign Amendments, etc.

                  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 10 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 10.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 11.

                           SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge.

                  This Indenture will be discharged and will cease to be of further effect (except as set forth below) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                  (1) either:

                           (a) all the Notes theretofore authenticated and
                  delivered (except lost, stolen or destroyed notes which have been replaced or paid as provided in Section 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                           (b) all Notes not theretofore delivered to the
                  Trustee for cancellation (1) have become due and payable or
                  (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on, the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                  (2) the Company has paid all other sums payable under this Indenture by the Company; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                  Notwithstanding the satisfaction and discharge of this Indenture, the Company's obligations in Sections 2.03, 2.04, 2.06, 2.07, 2.11, 7.07, 7.08, 12.02, 12.03 and 12.04, and the Trustee's and Paying Agent's obligations in Section 11.2 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Section 7.07 shall survive.

Section 11.02. Application of Trust.

                  All money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and, at the written direction of the Company, be invested prior to maturity in U.S. Government Securities, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                   ARTICLE 12.

                                  MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

Section 12.02. Notices.

                  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next-day delivery, to the others' address.

                  If to the Company:

                  Grant Prideco, Inc.
                  1330 Post Oak Boulevard, Suite 2700
                  Houston, Texas  77056
                  Attention:  Chief Financial Officer

                  With a copy to:

                  Fulbright & Jaworski L.L.P.
                  1301 McKinney, Suite 5100
                  Houston, Texas  77010-3095
                  Attention:  Charles H. Still, Esq.

                  If to the Trustee:

                  Ms. Melissa Scott
                  Wells Fargo Bank, N.A.
                  505 Main Street, Suite 301
                  Fort Worth, Texas  76102
                  Attention:  Corporate Trust Administration

                  The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 12.03. Communication by Holders of Notes with Other Holders of Notes.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

                  (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05. Statements Required in Certificate or Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied.

Section 12.06. Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Personal Liability of Directors, Officers, Employees and
               Stockholders.

                  No recourse for the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or of any Guarantor contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or past, present or future director, officer, employee, controlling person or stockholder of the

Company or of any Guarantor. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Section 12.08. Governing Law.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09. No Adverse Interpretation of Other Agreements.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10. Successors.

                  All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11. Severability.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13. Table of Contents, Headings, etc.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of December 4, 2002

                             WELLS FARGO BANK, N.A., as Trustee


                             By:
                                    ------------------------------------------
                                    Name:
                                    Title:


                             GRANT PRIDECO ESCROW CORP.


                             By:
                                    ------------------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT A
                                 (Face of Note)

                            9% Senior Notes due 2009

CUSIP [       ]

No. 144A-1                                                         $____________

                           GRANT PRIDECO ESCROW CORP.


promises to pay to Cede & Co. or registered assigns, the principal sum set forth in the Schedule of Increases and Decreases attached to this Security on December 15, 2009.

Interest Payment Dates: June 15 and December 15, commencing June 15, 2003.

Record Dates: June 1 and December 1.

                                       GRANT PRIDECO ESCROW CORP.


                                       By:
                                              --------------------------------
                                              Name:
                                              Title:


                                       By:
                                              --------------------------------
                                              Name:
                                              Title:
This is one of the Global
Notes referred to in the
within-mentioned Indenture

WELLS FARGO BANK, N.A., as Trustee


By:
      -------------------------------------------
              Authorized Signatory

Dated: [                   ], 20[  ]

                                 (Back of Note)

                            9% Senior Notes due 2009

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](a)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION

----------
(a)      Used on Global Note only.

HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO GRANT PRIDECO, INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT (AN "ACCREDITED INVESTOR")) THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF GRANT PRIDECO, INC. SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND GRANT PRIDECO, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Grant Prideco Escrow Corp., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9% per annum until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Company shall pay interest and Liquidated Damages, if any, semi-annually on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including [ ], [ ]; provided, however, that if there is no existing Default in the payment of interest, and if this
Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be [ ], [ ]. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any, proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company shall pay principal, premium, if any, interest and Liquidated Damages, if any, on the Notes to the persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the interest payment date, even if such Notes are cancelled after such record date and on or before such interest payment date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable by wire transfer of immediately available funds to the registered Holder of the relevant Global Note and, with respect to certificated Notes, by wire transfer of immediately available funds in accordance with instructions provided by the registered holders of certificated Notes or, if no such instructions are specified, by mailing a check to each such Holder's registered address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Company issued the Notes under an Indenture dated as of December 4, 2002 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Company may issue Additional Notes under the Indenture subject to compliance with Section 4.09 thereof, unlimited in aggregate principal amount.

                  5. OPTIONAL REDEMPTION. The Company may redeem any or all of the Notes at any time on or after December 15, 2006, upon not less than 30 nor more than 60 days' prior notice in amounts of $1,000 or an integral multiple thereof at the redemption prices (expressed as a percentage of the principal amount) set forth below, if redeemed during the 12-month period beginning December 15 of the years indicated below:

                  Year                                                         Redemption Price
                  ----                                                         ----------------
                  2006..............................................                104.500%
                  2007..............................................                102.250%
                  2008 and thereafter...............................                100.000%

in each case together with accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption.

                  If less than all the Notes are to be redeemed, the Trustee will select the particular Notes or portions thereof to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate.

                  6. OPTIONAL REDEMPTION UPON EQUITY OFFERING. Following the Acquisition Closing Date, from time to time, on or prior to December 15, 2005, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price equal to 109% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, and Liquidated Damages, if any, to the date of redemption; provided that (a) at least 65% of the original principal amount of Notes issued under the Indenture shall remain outstanding immediately after any such redemption, and (b) the Company shall make such redemption not more than 90 days after the consummation of any such Equity Offering. If a partial redemption is made with the proceeds of an Equity Offering, selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of the Depository), unless such method is prohibited.

                  As used in the preceding paragraph, "Equity Offering" means any public or private sale of the Company's Equity Interests (other than Disqualified Stock.)

                  7. SPECIAL MANDATORY REDEMPTION. In the event that (a) the Acquisition and the Grant Prideco Assumption are not consummated on or prior to February 28, 2003

(the "Deadline Date") or (b) the Acquisition Agreement is terminated on or prior to the Deadline Date for any reason, the Company shall redeem all the outstanding Notes at a redemption price equal to 101% of the initial offering price of the Notes plus accrued and unpaid interest to the Special Mandatory Redemption Date(a).

                  8. MANDATORY REDEMPTION. Except as set forth in paragraphs 7 and 9 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes.

                  9. REPURCHASE AT OPTION OF HOLDER.

                  (a) Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right to require the Company to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part, equal to $1,000 or an integral multiple of $1,000, of the Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest and Liquidated Damages, if any, on Notes repurchased to the date fixed for repurchase (the "Change of Control Payment").

                  (b) If the Company or a Restricted Subsidiary consummates any Asset Sales, when the aggregate amount of Excess Proceeds exceeds $10.0 million in any calendar year, the Company shall make a pro rata offer to purchase (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be deemed to have been reset at zero.



----------
(a)      Only applicable to Initial Notes issued on the Issue Date.

                  10. NOTICE OF REDEMPTION. Other than pursuant to paragraph 7 above, notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. On and after the redemption date interest ceases to accrue on Notes, or portions thereof called for redemption.

                  11. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.

                  12. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  13. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, or sale of substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

                  14. DEFAULTS AND REMEDIES. Events of Default include, in summary form: (a) default in the payment when due of principal of or premium, if any, on any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment when due of interest on, or Liquidated Damages with respect to, any

Note, and such default continues for a period of 30 days; (c) default in the performance or breach of the provisions by the Company or any of its Restricted Subsidiaries of 3.09, 4.07, 4.09 or Section 5.01 of the Indenture; (d) default in the performance by the Company or any of its Restricted Subsidiaries of Sections 4.15 or 4.16 of the Indenture, and such default continues for a period of 30 days after written notice; (e) default in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b), (c) or (d) above) by the Company or any of its Restricted Subsidiaries and such default or breach continues for a period of 60 days after written notice by the Trustee to the Company or by the Holders of 25% or more in aggregate principal amount of the Notes to the Company and the Trustee; (f) certain defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture; (g) default by the Company or any of its Subsidiaries in the payment of final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (h) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (i) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable, subject to certain conditions. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest and premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  15. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the

Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  16. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest or Liquidated Damages, if any, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in the Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or past, present or future director, officer, employee, controlling person or stockholder of the Company. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  19. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of [ ], [ ], between the parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time (the "Registration Rights Agreement").

                  20. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Grant Prideco, Inc.
                  1330 Post Oak Boulevard, Suite 2700
                  Houston, Texas  77056
                  Attention: Chief Financial Officer

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------


Date:
      -------------------
                               Your Signature:
                                              ----------------------------------

                               (Sign exactly as your name appears on the face of this Note)

                               Signature Guarantee:
                                                   -----------------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or 4.16 of the Indenture, check the box below:

              Section 4.15                      Section 4.16

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased: $________





Date:
      -------------------
                               Your Signature:
                                              ----------------------------------

                               (Sign exactly as your name appears on the face of this Note)

                               Signature Guarantee:
                                                   -----------------------------

                               Tax Identification No.:
                                                      --------------------------

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE


                  The initial principal amount of this Global Note is [ ] Million Dollars ($[ ]). The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, resulting in increases or decreases of the principal amount of this Global Note, have been made:

                                                                                                  Signature of
                              Amount of              Amount of          Principal Amount of        authorized
                             decrease in            increase in          this Global Note          officer of
       Date of           Principal Amount of    Principal Amount of   following such decrease      Trustee or
       Exchange           this Global Note        this Global Note         (or increase)            Custodian
-----------------------------------------------------------------------------------------------------------------



                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER


Grant Prideco, Inc.
1330 Post Oak Boulevard, Suite 2700
Houston, Texas  77056

Wells Fargo Bank, N.A.
505 Main Street, Suite 301
Forth Worth, Texas  76102

                  Re:      9% SENIOR NOTES DUE 2009 OF GRANT PRIDECO ESCROW
                           CORP.

                  Reference is hereby made to the Indenture, dated as of December 4, 2002 (the "Indenture"), between Grant Prideco Escrow Corp., as issuer (the "Company"), and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ______________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

1. CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933 (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note or the Definitive Note and in the Indenture and the Securities Act.

2. CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. person or for the account or benefit of a U.S. person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. CHECK AND COMPLETE IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture, and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

5. CHECK IF TRANSFEREE SHALL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  (a) CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effectED pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                     -----------------------------------------
                                     [Insert Name of Transferor]


                                     By:
                                            ----------------------------------
                                            Name:
                                            Title:
Dated:              ,
      --------------  ----

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.       The Transferor owns and proposes to transfer the following:

                                   [CHECK ONE]

         (a)      a beneficial interest in the:

                  (i)      144A Global Note (CUSIP _________), or

                  (ii)     Regulation S Global Note (CUSIP _________), or

         (b)      a Restricted Definitive Note.

2.       After the Transfer the Transferee shall hold:

                                   [CHECK ONE]

         (a)      a beneficial interest in the:

                  (i)      144A Global Note (CUSIP _________), or

                  (ii)     Regulation S Global Note (CUSIP _________), or

                  (iii)    Unrestricted Global Note (CUSIP _________); or

         (b)      a Restricted Definitive Note; or

         (c)      Unrestricted Definitive Note,

         in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE


Grant Prideco, Inc.
1330 Post Oak Boulevard, Suite 2700
Houston, Texas  77056

Wells Fargo Bank, N.A.
505 Main Street, Suite 301
Forth Worth, Texas  76102

                  Re:      9% SENIOR NOTES DUE 2009 OF GRANT PRIDECO ESCROW
                           CORP.

                              (CUSIP______________)


                  Reference is hereby made to the Indenture, dated as of December 4, 2002 (the "Indenture"), between Grant Prideco Escrow Corp., as issuer (the "Company"), and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ____________ (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  (a) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933 (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a) CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE]

                       144A Global Note,

                       Regulation S Global Note,

with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                     -----------------------------------------
                                     [Insert Name of Owner]


                                     By:
                                            ----------------------------------
                                            Name:
                                            Title:
Dated:              ,
      --------------  ----

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


Grant Prideco, Inc.
1330 Post Oak Boulevard, Suite 2700
Houston, Texas  77056

Wells Fargo Bank, N.A.
505 Main Street, Suite 301
Forth Worth, Texas  76102

                  Re:      9% SENIOR NOTES DUE 2009

                  Reference is hereby made to the Indenture, dated as of December 4, 2002 (the "Indenture"), by and between Grant Prideco Escrow Corp. as issuer (the "Company"), and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount of:

                  (a) a beneficial interest in a Global Note, or

                  (b) a Definitive Note,

we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from the Company in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by the Company will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by the Company for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                     -----------------------------------------
                                     [Insert Name of Accredited Investor]


                                     By:
                                            ----------------------------------
                                            Name:
                                            Title:
Dated:              ,
      --------------  ----

                                    EXHIBIT E

                                    GUARANTEE

                  For value received, [each of] the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, and premium, if any, and interest on, this Note (and including Liquidated Damages payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other Obligations of the Company under the Indenture (as defined below) or the Note, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article 8 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 8 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of December 4, 2002, among Grant Prideco, Inc., a Delaware corporation, as issuer (the "Company"), each of the Guarantors named therein and Wells Fargo Bank, N.A., as trustee (the "Trustee") (as amended or supplemented, the "Indenture").

                  THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.


                                     [GUARANTOR(S)]


                                     By:
                                            ---------------------------------
                                            Name:
                                            Title:



                                      E-1